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                                                                    EXHIBIT 23.5

                  [PATTILLO, BROWN & HILL, L.L.P. LETTERHEAD]




INDEPENDENT AUDITORS' CONSENT


We consent to the reference of our firm under the caption "Experts" and to the use of our report dated March 24, 1999 with respect to the financial statements of Brazos Broadcasting Co., included in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Gray Communications Systems, Inc. dated Monday, August 16, 1999.


/s/ Pattillo, Brown & Hill, L.L.P.

Pattillo, Brown & Hill, L.L.P.
Waco, Texas

August 16, 1999